UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2013

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2626 South Loop, Suite 180, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(832) 971-6616

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As of September 30, 2013, Bio-Path Holdings, Inc. (the “Company”) completed its private offering of up to $4 million of the Company’s common stock (the “Common Stock”). In connection therewith, the Company issued and sold an aggregate of 8,052,514 shares (the “Shares”) of Common Stock to certain “accredited investors” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) for gross proceeds to the Company of approximately $3.22 million. The Company agreed to pay cash commissions to its placement agent equal to ten percent of the aggregate purchase price of the Shares. In addition, the Company agreed to issue to its placement agent one share of the Company’s common stock for every ten Shares sold as additional compensation. The Shares will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Such Shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 8.01 Other Events.

On October 1, 2013, the Company issued a press release titled “Bio-Path Holdings to Present at the 12th Annual BIO Investor Forum.”

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: October 2, 2013	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 1, 2013